UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

One Main Street, Suite 800

Cambridge, MA 02142

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 500-7867

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2015, in response to recent changes in the leadership of Aegerion Pharmaceuticals, Inc. (the “Company”), the Compensation Committee of the Board of Directors of the Company approved retention arrangements for each of the Company’s executive officers, other than the Chief Executive Officer, namely William Andrews, Martha Carter, Anne Marie Cook, Gregory Perry, Mark Sumeray, and Mary Weger (the “Executive Team”). Pursuant to the retention arrangement, each member of the Executive Team was granted options to purchase 40,000 shares of the Company’s common stock, which will vest and become exercisable with respect to 10,000 shares on the first anniversary of the grant date, with the remaining options vesting ratably each month over the subsequent three years. In addition, each member of the Executive Team is eligible to receive a cash bonus payment of $200,000 to be paid on December 31, 2016, provided that such officer remains employed by the Company on December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2015

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Anne Marie Cook

Anne Marie Cook
Senior Vice President, General Counsel and Secretary